UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2016

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 8.01 below is hereby incorporated into this Item 1.01 by reference.

Item 8.01 Other Events.

On June 24, 2016, Evolution Petroleum Corporation, together with its subsidiaries NGS Sub Corp. and Tertiaire Resources Company (collectively, “Evolution”), entered into a settlement agreement with Denbury Resources, Inc. and Denbury Onshore, LLC, a subsidiary of Denbury Resources Inc. (together with Denbury Onshore, "Denbury"), to resolve all outstanding disputes and claims between the parties, including claims related to the pending litigation between Evolution and Denbury with respect to the Delhi Field in northeastern Louisiana. Pursuant to the settlement, the parties will dismiss with prejudice all such claims between them with respect to such litigation. Exhibit 99.1 hereto contains the press release regarding this announcement.

In addition to clarifying certain aspects of the parties' ongoing relationship, the settlement resolves (a) claims by Evolution in connection with the June 2013 incident at the Delhi Field involving a release of well fluids (the “June 2013 Incident”); (b) disputes regarding the occurrence, determination, timing, nature and terms of “payout” and Evolution's related reversionary interest in the Delhi Field; and (c) any claims by Denbury related to the purchase by Denbury of its original Delhi Field interest from the Company. Under the terms of the settlement, Evolution retains any and all rights under its existing agreements with Denbury regarding indemnification for any costs which are asserted or arise subsequent to the effective date of the settlement and which relate to periods prior to reversion of its working interest, including any such costs related to the June 2013 Incident.

Under the terms of the settlement and a related amendment to the Unit Operating Agreement for the Delhi Field, (1) Denbury will pay Evolution $27.5 million in cash on or before June 30, 2016; (2) Denbury will convey to Evolution 25% of the interests Denbury acquired in the Mengel Sand Interval (“Mengel”), a separate interval within the Delhi Unit which Denbury acquired in 2014, and which interval is not currently producing; (3) effective July 1, 2016, Denbury will be credited with an additional 0.2226% overriding royalty interest in the Holt-Bryant interval (the currently producing interval of the Delhi Unit); (4) the parties agreed upon a Denbury subsidiary's (Denbury Gulf Coast Pipelines, LLC) ownership of the CO2 pipelines upstream of the Delhi Unit CO2 purchase meter and the CO2 recycling plant; (5) the parties established provisions for future CO2 pipeline transportation charges following the end of the current ten-year fixed price arrangement set to expire in 2019; (6) the parties established that the downstream pipelines are owned by the working interest owners and that the costs of operating such pipelines shall be borne by such working interest owners in proportion to their respective working interests; (7) following its working interest reversion, Evolution owns an interest in the CO2 recycling plant and related real estate equal to its working interest percentage in the Delhi Field; (8) Evolution waived and released any claims it may have to any insurance proceeds that may be received by Denbury after the effective date that result from existing claims made by Denbury with respect to the June 2013 Incident; (9) the parties agreed the previous provisions in the Purchase and Sale Agreements for the Delhi Field providing for an area of mutual interest are no longer binding on the parties and Evolution waived and released any claims related to the area of mutual interest; and (10) the parties agreed on provisions for Evolution to receive access to certain geological, geophysical, and technical information relating to the Delhi Field.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

Exhibit 99.1	Evolution Petroleum Corporation Press Release, dated June 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: June 30, 2016	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Evolution Petroleum Corporation Press Release, dated June 29, 2016

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